UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 01/28/2011

Cytec Industries Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-12372

Delaware	22-3268660
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Five Garret Mountain Plaza

Woodland Park, NJ 07424

(Address of principal executive offices, including zip code)

(973) 357-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 28, 2011, Cytec Industries Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Television Acquisition Corp., an affiliate of HIG Capital, LLC. (the “Purchaser”). Pursuant to the terms of the Agreement, the Company has agreed to sell to the Purchaser substantially all of the assets and certain liabilities of its Building Block Chemicals business (the “Business”) for a total consideration of $180 million, including cash consideration of $165 million at closing and a promissory note for $15 million. The assets of the Company and certain of its affiliates (the “Seller Group”) to be sold to the Purchaser include the Company’s plant located in Westwego, Louisiana, personal property, inventory, accounts receivable, contract rights and certain other assets that are used in or relate to the Business, all as further specified in the Agreement.

The Purchaser has also agreed to assume liabilities specified in the Agreement. The liabilities of the Seller Group to be assumed include accounts payable, contract liabilities, and certain environmental and product liabilities, and certain other liabilities of the Seller Group that relate to the Business and are as specified in the Agreement. Certain liabilities relating to the Business will be retained by the Seller Group as specified in the Agreement. The transaction is subject to a post-closing adjustment based on the amount of Target Net Working Capital and Closing Inventory Amount (each as defined in the Agreement) on the closing date in accordance with the Agreement.

The Agreement contains customary representations, warranties, covenants and indemnification obligations of the parties thereto as set forth therein. In addition, the Company agrees that it will not, and will not cause or permit its affiliates to, compete with the Business (with certain exceptions) for a period of five years after the closing date, under the terms specified in the Agreement.

The consummation of the transaction is subject to customary closing conditions, and the Agreement contains certain termination rights, including the right of either party to terminate the Agreement if the closing has not occurred before March 31, 2011.

In connection with the transaction, the Company and the Purchaser have agreed to enter into long term agreements for the supply of melamine and acrylonitrile by the Purchaser to the Company.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1, and is incorporated herein in its entirety by reference.

On January 31, 2011, the Company issued a press release announcing its entry in the Agreement referred to in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

Exhibit 2.1 - Asset Purchase Agreement dated as of January 28, 2011, between Cytec Industries Inc. and Television Acquisition Corp.*

Exhibit 99.1 - Press Release of the Company dated January 31, 2011.

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 6.01(b)(2). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytec Industries Inc.

Date: February 01, 2011	By:	/s/ Roy Smith
Roy Smith
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of January 28, 2011, by and between Cytec Industries Inc. and Television Acquisition Corp.

99.1	Press Release of Cytec Industries Inc. dated January 31, 2011.